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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2014

ACCELERON PHARMA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36065 (Commission File Number)	27-0072226 (I.R.S. Employer Identification Number)

128 Sidney Street Cambridge, MA (Address of principal executive offices)		02139 (Zip Code)

Registrant’s telephone number, including area code:  (617) 649-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

On July 14, 2014, the Board of Directors of Acceleron Pharma Inc. (the “Company”), upon the recommendation of the Company’s Nominating and Corporate Governance Committee, elected Terrence C. Kearney to the Company’s Board of Directors as a Class II Director to serve as the Chair of the Audit Committee.  Class II Directors are appointed to serve until the 2015 annual meeting of stockholders.  In connection with his election as a director, the Company granted Mr. Kearney an option to purchase 20,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Global Select Market on July 14, 2014.  Consistent with the Company’s director compensation policy, Mr. Kearney will be eligible to receive certain annual cash retainer fees and an annual stock option grant of 10,000 shares of the Company’s common stock.  Mr. Kearney also entered into a customary indemnification agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

	By:	/s/ John Quisel
John Quisel
Senior Vice President and General Counsel

Date: July 15, 2014